AMENDMENT NO. 9
                            TO THE WARRANT AGREEMENT




                  AGREEMENT  dated as of April 22,  1997 by and  between  Daltex
Medical  Sciences,   Inc.,  a  Delaware   corporation  (the  "Corporation")  and
Continental Stock Transfer and Trust Company, a limited purpose trust company.

                                    RECITALS

                  WHEREAS, the Corporation has extended the expiration dates of its Class A Warrants and Class B Warrants pursuant to Section 2.05 of the Warrant Agreement dated as of October 2, 1984 (the "Warrant Agreement");

                  WHEREAS, the parties desire to amend the Warrant Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

                  SECTION 2.02 Warrant Rights and Term. Exercise of each Warrant shall entitle the person in whose name such Warrant Certificate shall then be registered on the books maintained by the Warrant Agent (the "Warrant Holder"), subject to the provisions of this Agreement and the Warrant Certificate, including provisions relating to adjustments, to (i) in the case of the exercise of a Class A Warrant at the then Class A Exercise Price, one fully paid and non-assessable share of Common Stock and one Class B Warrant at any time on and after the date hereof until the expiration of such Class A Warrant at 5:00 p.m., New York City time on December 31, 1997, or such later date as may be established pursuant to Section 2.05 or such earlier date as may be established pursuant to Section 2.06(e) (the "Class A Expiration Date") and (ii) in the case of the exercise of a Class B Warrant, at the then Class B Exercise Price, one fully paid and non-assessable share of Common Stock at any time on and after such Class B Warrant has become issuable until the expiration of such Class B Warrant at 5:00 p.m., New York City time, on December 31, 1997, or such later date as may be established pursuant to Section 2.05 or such earlier date


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                  as may be established pursuant to Section
                  2.06(e) (the "Class B Expiration Date").

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   DALTEX MEDICAL SCIENCES, INC.


                                   By:     /s/ Diane E. Fritz
                                           Diane E. Fritz
                                           Vice President and Assistant
                                           Corporate Secretary


                                   CONTINENTAL STOCK TRANSFER AND TRUST
                                   COMPANY, as Warrant Agent


                                   By:    /s/ William F. Seegraber
                                         Name:  William F. Seegraber
                                         Title: Vice President




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